The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities. Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities. If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued. The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein. The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein. If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information. Any such information or assumptions are subject to change. The information in this free writing prospectus may reflect assumptions specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

NATIONSTAR 2006-B
SUB-550 FICO

		Minimum	Maximum
Scheduled Principal Balance	$128,747,629	$120	$720,441
Average Scheduled Principal Balance	$86,699
Number of Mortgage Loans	1,485

Arrearage	$3,973,386	$0	$262,255

Weighted Average Gross Coupon	10.26%	4.00%	17.99%
Weighted Average FICO Score	526	400	549
Weighted Average Combined Original LTV	85.75%	13.83%	100.00%

Weighted Average Original Term	342 months	72 months	360 months
Weighted Average Stated Remaining Term	313 months	11 months	360 months
Weighted Average Seasoning	29 months	0 months	116 months

Weighted Average Gross Margin	7.131%	2.250%	12.600%
Weighted Average Minimum Interest Rate	9.448%	6.670%	13.950%
Weighted Average Maximum Interest Rate	16.432%	13.620%	20.950%
Weighted Average Initial Rate Cap	2.841%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.425%	1.000%	2.000%
Weighted Average Months to Roll	21 months	1 months	58 months

Maturity Date		Jul 1 2007	Aug 1 2036
Maximum Zip Code Concentration	0.56%	94531

ARM	56.86%	Cash Out Refinance	65.66%
Fixed Rate	43.14%	Purchase	12.94%
		Rate/Term Refinance	21.40%
2/28 6 MO LIBOR	49.63%
2/28 6 MO LIBOR 40/30 Balloon	1.71%	Condominium	1.50%
3/27 6 MO LIBOR	3.84%	Manufactured Housing	0.83%
3/27 6 MO LIBOR 40/30 Balloon	0.18%	PUD	9.11%
5/25 1 YR LIBOR	0.35%	Single Family	85.84%
6 MO LIBOR	1.14%	Townhouse	2.20%
Fixed Rate	39.91%	Two-Four Family	0.53%
Fixed Rate 30/15 Balloon	3.14%
Fixed Rate 40/30 Balloon	0.10%	Investor	0.95%
		Primary	98.84%
Not Interest Only	100.00%	Second Home	0.21%

Prepay Penalty: 0 months	49.03%	Top 5 States:
Prepay Penalty: 12 months	1.90%	Texas	12.73%
Prepay Penalty: 24 months	5.90%	Florida	7.80%
Prepay Penalty: 36 months	26.75%	California	5.91%
Prepay Penalty: 60 months	16.42%	Georgia	5.44%
		Pennsylvania	5.44%
First Lien	98.74%
Second Lien	1.26%	Bankruptcy	3.75%
		Not Bankruptcy	96.25%
Full Documentation	94.46%
Limited Documentation	2.21%	Not Section 32	99.02%
No Income Verification	3.33%	Section 32	0.98%

NATIONSTAR 2006-B

SUB-550 FICO
Current Principal Balance	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 - 50,000.00	606	18,139,986.63	14.09%	12.044	213	76.83	511
50,000.01 - 100,000.00	466	32,547,716.56	25.28%	10.895	288	84.68	519
100,000.01 - 150,000.00	173	20,947,743.64	16.27%	10.409	330	87.93	528
150,000.01 - 200,000.00	101	17,589,175.99	13.66%	9.527	345	88.11	533
200,000.01 - 250,000.00	70	15,486,844.43	12.03%	9.557	349	88.78	534
250,000.01 - 300,000.00	29	7,919,044.65	6.15%	8.920	358	87.89	537
300,000.01 - 350,000.00	16	5,199,747.43	4.04%	8.953	355	88.60	527
350,000.01 - 400,000.00	10	3,719,319.85	2.89%	9.046	358	87.82	536
400,000.01 - 450,000.00	2	856,964.44	0.67%	8.917	358	89.91	534
450,000.01 - 500,000.00	7	3,310,434.16	2.57%	9.156	359	89.46	540
500,000.01 - 550,000.00	2	1,075,740.00	0.84%	9.717	360	90.25	535
550,000.01 - 600,000.00	1	554,825.69	0.43%	7.310	357	85.49	548
650,000.01 - 700,000.00	1	679,645.50	0.53%	9.720	360	85.49	529
700,000.01 - 750,000.00	1	720,440.52	0.56%	6.870	357	90.49	546
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Current Gross Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
4.000 - 4.499	1	29,313.16	0.02%	4.000	126	62.97	518
6.000 - 6.499	4	522,029.95	0.41%	6.281	251	73.91	524
6.500 - 6.999	8	1,932,684.81	1.50%	6.838	292	86.14	537
7.000 - 7.499	11	2,123,707.28	1.65%	7.293	337	82.21	538
7.500 - 7.999	24	3,718,706.18	2.89%	7.862	339	87.61	531
8.000 - 8.499	26	4,467,313.57	3.47%	8.269	345	89.11	536
8.500 - 8.999	102	17,847,311.29	13.86%	8.776	347	87.47	533
9.000 - 9.499	102	13,876,518.65	10.78%	9.253	343	88.70	532
9.500 - 9.999	189	21,771,550.83	16.91%	9.791	328	87.67	530
10.000 -10.499	134	14,293,241.14	11.10%	10.248	333	87.42	530
10.500 -10.999	192	14,591,905.46	11.33%	10.739	304	86.63	524
11.000 -11.499	98	6,121,049.96	4.75%	11.206	285	84.53	517
11.500 -11.999	134	7,510,217.67	5.83%	11.738	261	82.90	515
12.000 -12.499	77	4,238,297.28	3.29%	12.236	262	84.60	514
12.500 -12.999	123	5,569,455.65	4.33%	12.791	244	80.41	515
13.000 -13.499	61	2,638,866.58	2.05%	13.226	252	77.85	510
13.500 -13.999	99	3,662,028.03	2.84%	13.764	247	77.11	511
14.000 -14.499	41	1,558,405.19	1.21%	14.210	233	74.45	509
14.500 -14.999	31	1,151,586.62	0.89%	14.704	263	76.79	509
15.000 -15.499	7	471,234.46	0.37%	15.150	302	79.18	496
15.500 -15.999	9	308,546.25	0.24%	15.599	271	61.22	509
16.000 -16.499	4	159,479.65	0.12%	16.058	285	82.25	511
16.500 -16.999	1	9,837.17	0.01%	16.700	109	75.00	508
17.000 -17.499	4	147,357.82	0.11%	17.208	302	71.21	512
17.500 -17.999	3	26,984.84	0.02%	17.531	62	66.97	472
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

FICO	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
400-499	304	15,394,860.50	11.96%	11.566	256	81.39	482
500-524	392	21,066,331.60	16.36%	11.253	255	81.19	512
525-549	788	92,280,487.88	71.68%	9.822	335	87.53	537
None	1	5,949.51	0.00%	13.800	51	28.58	0
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Combined Original LTV	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01- 49.99	43	1,316,333.61	1.02%	11.468	223	38.29	508
50.00- 54.99	21	719,437.55	0.56%	11.597	211	51.73	518
55.00- 59.99	22	589,437.53	0.46%	11.469	181	57.79	511
60.00- 64.99	26	1,167,293.94	0.91%	10.803	268	62.21	527
65.00- 69.99	54	1,947,157.29	1.51%	12.186	210	67.38	510
70.00- 74.99	96	4,040,027.82	3.14%	11.769	251	71.98	514
75.00- 79.99	130	7,094,474.67	5.51%	11.299	253	76.78	514
80.00	195	10,596,322.17	8.23%	11.378	258	80.00	512
80.01- 84.99	75	3,873,812.13	3.01%	11.223	255	82.37	513
85.00- 89.99	285	32,644,759.85	25.36%	9.845	330	86.39	530
90.00- 94.99	485	62,252,642.27	48.35%	9.866	339	90.74	531
95.00- 99.99	40	2,216,776.99	1.72%	10.909	238	96.87	516
100.00	13	289,153.67	0.22%	12.245	219	100.00	520
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
72	1	3,776.34	0.00%	11.950	13	85.49	470
84	5	35,004.40	0.03%	11.716	17	77.45	516
96	1	8,572.09	0.01%	14.250	27	40.91	543
120	63	936,903.15	0.73%	11.895	54	68.78	517
144	2	53,868.08	0.04%	11.580	72	68.54	497
156	2	80,881.47	0.06%	10.797	97	75.92	517
168	1	45,001.02	0.03%	12.450	107	85.49	531
180	220	8,356,074.07	6.49%	11.263	114	79.58	514
240	116	4,572,835.22	3.55%	11.357	172	78.73	515
264	1	49,781.85	0.04%	12.750	194	66.73	495
300	7	438,559.57	0.34%	10.467	237	82.16	512
360	1,066	114,166,372.23	88.67%	10.130	336	86.67	528
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Stated Remaining Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1- 60	49	626,992.06	0.49%	11.723	47	72.12	516
61-120	187	6,671,396.90	5.18%	11.572	107	79.18	515
121-180	133	5,243,857.74	4.07%	11.080	147	79.75	514
181-240	49	1,961,013.28	1.52%	10.961	197	75.15	514
241-300	438	27,538,933.09	21.39%	11.321	288	83.01	511
301-360	629	86,705,436.42	67.35%	9.753	351	87.83	533
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Debt Ratio	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.01 -20.00	72	2,945,810.81	2.29%	11.420	254	78.26	517
20.01 -25.00	97	5,160,113.02	4.01%	10.593	266	80.04	521
25.01 -30.00	130	7,311,868.03	5.68%	10.953	281	84.01	519
30.01 -35.00	196	14,710,389.92	11.43%	10.283	307	84.97	527
35.01 -40.00	217	16,915,672.56	13.14%	10.617	305	85.30	524
40.01 -45.00	332	29,804,642.02	23.15%	10.237	312	86.21	526
45.01 -50.00	318	35,460,675.56	27.54%	10.142	326	86.69	529
50.01 -55.00	119	15,754,890.21	12.24%	9.605	335	87.93	528
55.01 -60.00	4	683,567.36	0.53%	9.127	360	89.42	534
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

FRM/ARM	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
ARM	482	73,200,963.79	56.86%	9.735	350	88.14	533
Fixed Rate	1,003	55,546,665.70	43.14%	10.963	263	82.61	518
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Product	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2/28 6 MO LIBOR	418	63,891,797.17	49.63%	9.760	351	88.31	533
2/28 6 MO LIBOR 40/30 Balloon	8	2,201,647.43	1.71%	8.075	358	88.76	540
3/27 6 MO LIBOR	33	4,946,405.18	3.84%	9.715	354	87.64	534
3/27 6 MO LIBOR 40/30 Balloon	1	236,987.00	0.18%	11.020	360	95.00	547
5/25 1 YR LIBOR	2	450,450.20	0.35%	8.266	356	81.67	539
6 MO LIBOR	20	1,473,676.81	1.14%	11.461	286	82.35	509
Fixed Rate	929	51,378,166.01	39.91%	10.964	275	82.60	518
Fixed Rate 30/15 Balloon	73	4,045,225.11	3.14%	10.990	115	82.57	514
Fixed Rate 40/30 Balloon	1	123,274.58	0.10%	9.690	357	90.00	535
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Interest Only	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Interest Only	1,485	128,747,629.49	100.00%	10.265	313	85.75	526
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Prepay Penalty: 0 months	815	63,119,629.58	49.03%	10.662	310	84.92	526
Prepay Penalty: 12 months	26	2,446,381.33	1.90%	10.436	325	83.93	523
Prepay Penalty: 24 months	53	7,596,722.94	5.90%	9.354	346	88.72	529
Prepay Penalty: 36 months	233	34,441,946.18	26.75%	9.473	347	88.60	534
Prepay Penalty: 60 months	358	21,142,949.46	16.42%	10.677	249	82.75	514
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Lien	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
First Lien	1,408	127,127,214.72	98.74%	10.235	314	85.80	526
Second Lien	77	1,620,414.77	1.26%	12.594	202	82.25	509
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Documentation Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Full Documentation	1,379	121,618,335.55	94.46%	10.218	315	86.33	527
Limited Documentation	35	2,841,987.27	2.21%	10.630	291	81.15	524
No Income Verification	71	4,287,306.67	3.33%	11.363	269	72.47	516
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Loan Purpose	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Cash Out Refinance	1,030	84,537,894.68	65.66%	10.261	309	84.89	526
Purchase	192	16,659,317.94	12.94%	10.697	315	87.93	523
Rate/Term Refinance	263	27,550,416.87	21.40%	10.016	321	87.08	528
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Property Type	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Condominium	14	1,931,022.80	1.50%	9.093	351	83.80	538
Manufactured Housing	20	1,063,386.08	0.83%	10.822	231	78.67	511
PUD	69	11,723,649.42	9.11%	9.762	339	88.14	530
Single Family	1,350	110,517,444.78	85.84%	10.354	310	85.59	526
Townhouse	17	2,826,400.64	2.20%	9.046	346	89.60	535
Two-Four Family	15	685,725.77	0.53%	11.890	229	71.87	510
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Occupancy Status	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Investor	42	1,222,821.94	0.95%	12.141	236	73.12	507
Primary	1,437	127,258,532.73	98.84%	10.245	313	85.89	526
Second Home	6	266,274.82	0.21%	11.328	276	77.32	496
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

State	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Arizona	30	4,819,468.72	3.74%	9.204	345	88.31	531
Arkansas	29	1,172,458.24	0.91%	11.137	279	84.37	518
California	26	7,612,637.35	5.91%	8.546	355	87.65	536
Colorado	17	2,752,390.10	2.14%	8.639	341	85.66	530
Connecticut	12	2,424,764.33	1.88%	9.634	337	86.00	524
Delaware	7	1,341,685.22	1.04%	9.000	340	86.42	528
Florida	87	10,043,815.22	7.80%	9.331	333	87.65	530
Georgia	81	7,002,725.19	5.44%	10.548	319	87.44	523
Idaho	9	821,713.35	0.64%	10.201	324	87.24	535
Illinois	26	1,788,327.12	1.39%	11.067	267	87.42	526
Indiana	45	3,285,254.94	2.55%	10.546	318	86.63	522
Iowa	13	564,811.56	0.44%	11.528	276	88.14	531
Kansas	24	1,132,558.93	0.88%	11.296	269	84.18	522
Kentucky	20	1,628,974.58	1.27%	10.329	307	87.28	523
Louisiana	49	2,419,780.09	1.88%	10.507	270	83.94	514
Maine	5	369,235.81	0.29%	11.126	331	84.51	517
Maryland	17	3,346,837.86	2.60%	9.276	357	89.60	537
Massachusetts	8	1,342,500.79	1.04%	10.415	343	82.60	534
Michigan	55	4,025,640.32	3.13%	10.755	292	85.09	524
Minnesota	8	394,502.10	0.31%	11.958	327	83.62	533
Mississippi	46	2,024,700.90	1.57%	11.816	243	81.17	521
Missouri	46	3,023,235.05	2.35%	11.018	272	86.23	524
Montana	3	130,010.21	0.10%	12.880	256	77.05	499
Nebraska	6	318,692.81	0.25%	10.793	316	87.77	530
Nevada	6	1,157,308.18	0.90%	9.261	353	86.73	542
New Hampshire	2	137,344.67	0.11%	10.764	357	84.87	537
New Jersey	8	1,161,339.70	0.90%	10.266	334	81.83	534
New Mexico	12	721,908.27	0.56%	12.019	273	84.43	520
New York	37	3,774,355.79	2.93%	10.418	340	84.83	527
North Carolina	72	5,071,269.48	3.94%	11.155	280	84.21	516
Ohio	55	4,994,320.89	3.88%	10.196	286	86.29	527
Oklahoma	36	1,598,271.15	1.24%	11.292	284	84.05	519
Oregon	16	2,547,320.43	1.98%	9.412	350	88.08	536
Pennsylvania	85	7,002,678.59	5.44%	10.221	311	86.28	525
Rhode Island	1	298,617.00	0.23%	8.500	358	90.49	545
South Carolina	41	3,329,863.40	2.59%	10.682	304	86.77	522
South Dakota	3	110,774.27	0.09%	10.604	286	86.00	521
Tennessee	81	5,630,287.55	4.37%	10.634	293	85.77	523
Texas	282	16,395,187.58	12.73%	11.463	279	81.11	519
Utah	4	574,385.40	0.45%	10.679	308	90.87	530
Vermont	1	104,924.56	0.08%	10.270	357	90.49	526
Virginia	28	5,148,973.49	4.00%	9.528	352	87.09	534
Washington	18	2,550,371.34	1.98%	9.668	334	86.99	532
West Virginia	10	1,106,976.46	0.86%	9.712	343	89.39	534
Wisconsin	18	1,544,430.50	1.20%	10.643	328	86.94	524
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Gross Margin	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
2.000 - 2.499	1	150,628.97	0.21%	7.620	353	85.00	531
3.000 - 3.499	1	60,840.60	0.08%	8.900	292	80.00	512
3.500 - 3.999	3	564,326.67	0.77%	8.485	325	80.00	535
4.000 - 4.499	1	77,851.17	0.11%	9.990	289	90.00	500
4.500 - 4.999	7	1,199,168.77	1.64%	8.136	325	88.60	540
5.000 - 5.499	12	2,208,359.74	3.02%	7.929	343	86.17	536
5.500 - 5.999	17	3,354,259.15	4.58%	8.890	344	88.40	529
6.000 - 6.499	64	12,830,553.35	17.53%	8.760	352	88.92	532
6.500 - 6.999	62	10,361,951.98	14.16%	9.242	354	88.43	534
7.000 - 7.499	79	13,859,235.52	18.93%	9.616	355	88.88	533
7.500 - 7.999	107	15,600,506.85	21.31%	10.088	356	88.43	536
8.000 - 8.499	71	9,209,372.29	12.58%	10.648	352	89.22	533
8.500 - 8.999	17	1,212,298.55	1.66%	12.391	319	84.84	517
9.000 - 9.499	15	1,134,990.03	1.55%	13.677	311	80.59	513
9.500 - 9.999	8	529,924.23	0.72%	14.677	304	75.24	508
10.000 -10.499	8	392,563.87	0.54%	14.833	303	75.86	515
10.500 -10.999	4	243,289.28	0.33%	15.393	302	73.75	499
11.000 -11.499	2	95,528.79	0.13%	16.000	305	86.40	512
11.500 -11.999	1	49,260.46	0.07%	17.125	305	69.45	516
12.000+	2	66,053.52	0.09%	17.250	306	77.97	517
Total	482	73,200,963.79	100.00%	9.735	350	88.14	533

Minimum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
6.500 - 6.999	3	1,100,821.25	1.50%	7.026	354	89.00	540
7.000 - 7.499	6	1,715,252.31	2.34%	7.432	354	85.16	543
7.500 - 7.999	17	3,191,896.17	4.36%	8.389	351	89.19	534
8.000 - 8.499	20	4,550,579.07	6.22%	8.505	350	88.78	530
8.500 - 8.999	81	15,786,124.01	21.57%	9.000	354	88.64	535
9.000 - 9.499	63	10,377,482.33	14.18%	9.373	355	89.67	533
9.500 - 9.999	110	16,657,080.29	22.76%	10.119	351	87.74	533
10.000 -10.499	72	10,098,091.70	13.80%	10.385	353	87.98	535
10.500 -10.999	63	6,732,070.60	9.20%	11.228	344	87.91	529
11.000 -11.499	13	1,153,892.15	1.58%	11.716	321	88.62	523
11.500 -11.999	13	912,986.48	1.25%	12.706	296	81.33	498
12.000 -12.499	5	208,165.81	0.28%	13.679	295	77.46	483
12.500 -12.999	10	432,738.24	0.59%	14.290	292	80.58	515
13.000 -13.499	3	152,815.40	0.21%	14.582	299	63.84	502
13.500 -13.999	3	130,967.98	0.18%	14.614	297	78.56	515
Total	482	73,200,963.79	100.00%	9.735	350	88.14	533

Maximum Interest Rate	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
13.500 -13.999	5	1,372,563.17	1.88%	7.497	350	88.65	539
14.000 -14.499	6	1,715,252.31	2.34%	7.432	354	85.16	543
14.500 -14.999	17	3,316,879.03	4.53%	8.466	352	88.16	534
15.000 -15.499	21	4,824,828.39	6.59%	8.550	350	88.85	530
15.500 -15.999	79	15,389,399.23	21.02%	8.981	354	88.88	535
16.000 -16.499	62	10,103,233.01	13.80%	9.375	355	89.66	533
16.500 -16.999	111	16,789,329.97	22.94%	10.124	351	87.76	533
17.000 -17.499	73	10,133,455.66	13.84%	10.392	353	87.95	535
17.500 -17.999	62	6,599,820.92	9.02%	11.239	343	87.86	529
18.000 -18.499	12	1,118,528.19	1.53%	11.699	324	88.90	524
18.500 -18.999	13	912,986.48	1.25%	12.706	296	81.33	498
19.000 -19.499	6	262,118.36	0.36%	13.765	296	70.95	485
19.500 -19.999	10	432,738.24	0.59%	14.290	292	80.58	515
20.000 -20.499	2	98,862.85	0.14%	14.845	298	73.67	508
20.500 -20.999	3	130,967.98	0.18%	14.614	297	78.56	515
Total	482	73,200,963.79	100.00%	9.735	350	88.14	533

Initial Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	19	1,438,312.85	1.96%	11.442	287	82.41	510
1.500	1	72,998.78	0.10%	13.250	280	80.00	481
2.000	106	8,641,674.68	11.81%	11.912	307	83.67	514
3.000	356	63,047,977.48	86.13%	9.394	358	88.89	536
Total	482	73,200,963.79	100.00%	9.735	350	88.14	533

Subsequent Periodic Rate Cap	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
1.000	139	11,456,758.28	15.65%	11.977	307	82.96	513
1.500	340	61,258,391.35	83.69%	9.325	358	89.16	536
2.000	3	485,814.16	0.66%	8.556	348	81.54	535
Total	482	73,200,963.79	100.00%	9.735	350	88.14	533

Next Rate Change Date	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
08/13/06	1	53,952.55	0.07%	14.100	301	45.83	491
08/15/06	11	752,464.14	1.03%	11.840	285	85.55	523
09/01/06	19	1,349,222.12	1.84%	12.729	296	86.39	509
09/15/06	3	432,739.82	0.59%	10.961	292	80.00	471
10/01/06	3	71,597.40	0.10%	12.252	259	78.52	506
10/15/06	3	166,999.45	0.23%	9.765	275	81.59	513
11/01/06	4	311,451.14	0.43%	11.948	280	83.79	499
12/01/06	7	585,192.93	0.80%	10.762	293	80.27	513
12/04/06	1	59,124.29	0.08%	13.550	293	85.00	525
12/15/06	12	959,442.58	1.31%	13.742	304	79.54	514
12/19/06	1	64,010.04	0.09%	14.875	305	80.00	500
01/01/07	33	2,483,278.61	3.39%	12.287	295	82.47	508
01/14/07	1	31,445.00	0.04%	13.500	306	85.00	529
01/15/07	10	559,718.68	0.76%	12.855	295	75.76	512
02/01/07	22	1,575,647.14	2.15%	12.913	301	83.43	508
08/15/07	1	183,512.61	0.25%	8.600	349	90.90	532
11/01/07	1	82,300.16	0.11%	9.050	351	91.80	458
11/15/07	1	119,572.75	0.16%	8.630	352	72.73	500
01/01/08	1	59,836.74	0.08%	10.310	353	70.59	547
01/15/08	1	59,676.82	0.08%	10.180	354	85.49	544
02/01/08	2	180,565.52	0.25%	9.391	354	90.49	525
03/01/08	1	80,466.44	0.11%	10.580	355	90.00	517
03/15/08	1	356,876.91	0.49%	7.410	356	80.00	540
04/01/08	6	1,189,486.02	1.62%	10.215	356	89.29	537
04/15/08	11	2,128,113.20	2.91%	8.551	357	90.35	535
05/01/08	52	9,655,364.75	13.19%	9.112	357	88.31	536
05/15/08	33	6,769,244.47	9.25%	9.205	358	89.08	535
05/16/08	1	91,763.90	0.13%	10.600	358	90.00	534
06/01/08	66	11,681,561.02	15.96%	9.221	358	89.69	537
06/15/08	24	3,857,043.23	5.27%	9.484	359	89.30	537
07/01/08	49	8,445,487.23	11.54%	9.329	359	90.26	536
07/14/08	1	166,500.00	0.23%	10.180	360	90.00	543
07/15/08	29	5,299,727.50	7.24%	9.808	360	89.13	539
08/01/08	39	8,092,341.58	11.05%	9.644	360	88.43	536
02/01/09	1	61,418.89	0.08%	9.830	354	90.49	548
04/15/09	1	207,508.56	0.28%	10.150	357	75.49	511
05/01/09	8	1,024,612.19	1.40%	9.271	357	90.57	536
05/15/09	2	354,969.65	0.48%	8.889	358	86.30	539
06/01/09	5	646,894.10	0.88%	9.132	358	90.85	536
06/15/09	4	533,693.16	0.73%	9.560	359	89.89	538
07/01/09	5	1,393,183.30	1.90%	9.263	359	85.50	539
07/15/09	2	335,520.00	0.46%	9.786	360	88.35	534
08/01/09	1	236,987.00	0.32%	11.020	360	95.00	547
01/01/11	1	150,628.97	0.21%	7.620	353	85.00	531
06/01/11	1	299,821.23	0.41%	8.590	358	80.00	543
Total	482	73,200,963.79	100.00%	9.735	350	88.14	533

Arrearage	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
0.00	640	84,496,125.44	65.63%	9.608	345	88.03	534
0.01 - 1,000.00	225	9,259,844.87	7.19%	11.314	247	80.11	511
1,000.01 - 2,000.00	142	6,389,070.85	4.96%	11.229	230	81.65	511
2,000.01 - 3,000.00	106	4,583,539.76	3.56%	11.481	250	80.92	512
3,000.01 - 4,000.00	72	4,130,915.02	3.21%	12.099	262	82.52	509
4,000.01 - 5,000.00	63	3,350,645.16	2.60%	11.391	248	82.03	512
5,000.01 - 6,000.00	45	2,640,349.73	2.05%	11.346	252	82.77	515
6,000.01 - 7,000.00	32	1,691,207.18	1.31%	11.366	249	77.83	519
7,000.01 - 8,000.00	37	2,294,437.26	1.78%	11.751	263	80.91	512
8,000.01 - 9,000.00	17	1,158,420.37	0.90%	12.241	236	79.96	507
9,000.01 - 10,000.00	17	1,276,693.01	0.99%	11.361	253	84.62	516
10,000.01 - 11,000.00	10	386,037.49	0.30%	11.531	257	82.24	512
11,000.01 - 12,000.00	15	820,334.99	0.64%	11.911	249	84.65	509
12,000.01 - 13,000.00	7	568,598.44	0.44%	12.922	252	81.34	514
13,000.01 - 14,000.00	3	145,414.53	0.11%	12.704	203	77.36	525
14,000.01 - 15,000.00	12	1,044,284.17	0.81%	12.061	266	83.30	512
15,000.01 - 16,000.00	3	195,129.01	0.15%	12.360	292	83.35	508
16,000.01 - 17,000.00	5	336,906.41	0.26%	12.165	234	78.57	516
17,000.01 - 18,000.00	7	823,352.35	0.64%	10.664	290	81.33	515
18,000.01 - 19,000.00	6	619,465.46	0.48%	12.311	289	83.69	508
19,000.01 - 20,000.00	3	195,181.01	0.15%	12.306	230	78.66	520
20,000.01+	18	2,341,676.98	1.82%	11.212	279	82.44	505
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Bankruptcy	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Bankruptcy	86	4,829,603.16	3.75%	11.420	261	83.31	510
Not Bankruptcy	1,399	123,918,026.33	96.25%	10.220	315	85.85	527
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526

Section 32	# of Loans	Current Principal Balance	Pct by Curr Prin Bal	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Combined Orig LTV	Weighted Average FICO
Not Section 32	1,433	127,479,937.58	99.02%	10.249	314	85.87	526
Section 32	52	1,267,691.91	0.98%	11.838	207	74.13	508
Total	1,485	128,747,629.49	100.00%	10.265	313	85.75	526